UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2018
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37932	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Effective August 30, 2018, Yuma Energy, Inc. (the “Company”) entered into a limited waiver (the “Waiver”) to the Credit Agreement dated October 26, 2016 and as amended on May 19, 2017, May 8, 2018 and July 31, 2018 (the “Credit Agreement”) among the Company and certain of its subsidiaries (collectively, the “Borrowers”), Société Générale, as administrative agent, and the lenders and guarantors party thereto.

The Waiver provides, among other things, (i) the waiver of the Company’s compliance with its total debt to EBITDAX covenant for the trailing four quarter period ended June 30, 2018, (ii) the waiver of the Company’s current ratio covenant as of the quarter ended June 30, 2018, (iii) the Company’s EBITDAX to interest expense covenant for the trailing four quarter period ended June 30, 2018, and (iv) that a redetermination of the borrowing base will occur on or about September 15, 2018.

The preceding is a summary of the material provisions of the Waiver and is qualified in its entirety by reference to the complete text of the Waiver filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Limited Waiver dated as of August 30, 2018 among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., Société Générale, as Administrative Agent, and each of the lenders and guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: September 5, 2018	Title:	Chief Executive Officer

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